November 24, 1998



Centex Credit Corporation d/b/a
Centex Home Equity Corporation
2728 North Harwood
Dallas, TX 75201

                               Policy No. 50740-N
                                With Respect To
                      Centex Home Equity Loan Trust 1998-4
                  Centex Home Equity Pass-Through Certificates
                                 Series 1998-4

Ladies and Gentlemen:

     This letter will confirm the agreement of Centex Credit Corporation d/b/a Centex Home Equity Corporation (the "Company") and Financial Security Assurance Inc. ("Financial Security") that the following nonrefundable payments are to be made at, in connection with, and subject to, the closing of the above-described transaction and in consideration of the issuance by Financial Security of its Financial Guaranty Insurance Policy (the "Policy") in respect thereof. The amounts payable hereunder shall be nonrefundable for any reason whatsoever, including the lack of any payment under the Policy or any other circumstances relating to Centex Home Equity Loan Trust 1998-4 Centex Home Equity Pass-Through Certificates, Series 1998-4 (the "Securities") or provision being made for payments of the Securities prior to maturity.

          The payments payable pursuant to the terms hereof (except as otherwise noted) shall constitute the "Premium" referred to in that certain Insurance and Indemnity Agreement dated as of November 24, 1998 (the "Insurance Agreement") among Financial Security, CHEC Asset Receivable Corporation and the Company relating to the Pooling and Servicing Agreement dated as of November 1, 1998 among the Company, Norwest Bank Minnesota, National Association, as trustee and CHEC Asset Receivable Coroporation as depositor (the "Pooling and Servicing Agreement"). This Letter is the Premium Letter referred to in the Insurance Agreement. The obligations of the Company hereunder constitute an obligation of the Company under the Insurance Agreement.

                    EXPECTED CLOSING DATE: November 24, 1998

                          AMOUNTS PAYABLE AT CLOSING:

Type  of Payment         Amount          Payee                    Re:

Federal Funds Wire      $7,832.13     Financial Security    Initial Premium

Federal Funds Wire     $27,239.75     Financial Security    Diligence Expenses

Federal Funds Wire     $ 4,000.00     Financial Security    Accounting Fees

Federal Funds Wire     $31,250.00     Financial Security    Legal Fees and
                       ----------                           Disbursments
Total                  $70,321.88

          The amount due at the closing shall include the Premium payable for the period from the Closing date through and including December 28, 1998. The Premium payable pursuant hereto shall be payable pursuant to Section 7.03 of the Pooling and Servicing Agreement, monthly in advance on each Payment Date (as defined in the Pooling and Servicing Agreement) and the payment on each such Payment Date shall be in an amount equal to one-twelfth of 0.17% of the sum of the Class Principal Balances for the Class A-1 Certificates and the Class A-2 Certificates on the immediately preceding Payment Date (after giving effect to distributions of principal made on such date) or, in the case of the first Payment Date, the Closing Date.

          Unless another account is designated to you in writing by the president or a Managing Director of Financial Security, Federal funds wire transfers to Financial Security should be made with the following details specifically stated on the wire instructions:

               Bank: The Bank of New York
               ABA Number 021000018

               For the Account of: Financial Security Assurance Inc. Account Number: 8900297263
               Policy Number: 50740-N

                         Sincerely,

                         FINANCIAL SECURITY ASSURANCE INC.

                         By:___________________________
                         Title: Authorized Officer

Agreed and accepted as of the date first above written:
Centex Credit Corporation d/b/a
Centex Home Equity Corporation

By:________________________
   Title: